UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2006

CANDELA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-14742	04-2477008
(Commission File Number)	(I.R.S. Employer Identification Number)

530 Boston Post Road, Wayland, Massachusetts	01778
(Address of Principal Executive Offices)	(Zip Code)

(508) 358-7400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

On October 24, 2006, Candela Corporation issued a press release announcing its financial results for its first fiscal quarter ended September 30, 2006.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Use of Non-GAAP Financial Measures

The attached press release reports earnings per share of $0.18 for the first fiscal quarter of 2007, as well as an “adjusted earnings per share” of $0.13.  “Adjusted earnings per share” is a non-GAAP (as defined below) financial measure and excludes (i) a charge for share based compensation expense of $855,000 ($0.02 per share), (ii) a charge for Palomar-related litigation expense of $500,000 ($0.01 per share), and (iii) a gain on the sale of its minority interest in SOLX, Inc. of $3,540,000 ($0.08 per share).

Candela uses the financial measure “adjusted earnings per share” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  The presentation of “adjusted earnings per share” is not meant to be a substitute for “net income per share” presented in accordance with GAAP but rather should be evaluated in conjunction with net income per share.  Candela believes the sale of its minority interest in SOLX, Inc. is an unusual event, and management believes this gain may not be part of Candela’s on-going operations or be meaningful in evaluating Candela’s past financial performance or future prospects. Candela also believes that excluding both the charge related to Palomar litigation and the charge related to share based compensation expense may be more meaningful for comparability to the same period in the prior year.   Additionally, “adjusted income per share” is a primary financial indicator that management uses to evaluate Candela’s financial results and to forecast anticipated financial results for future periods. Candela’s definition of “adjusted income per share” may differ from similar measures used by other companies

Item 9.01.              Financial Statements and Exhibits

(d)            Exhibits.

99.1   A copy of the first quarter ended September 30, 2006 is attached to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANDELA CORPORATION

By:	/s/ F. Paul Broyer
F. Paul Broyer
Senior Vice President, Finance & Administration, and Chief Financial Officer (principal financial and accounting officer)

Date:  October 24, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Candela Corporation on October 24, 2006.